Exhibit 99.1

BioLargo protects its intellectual property, revokes Pooph license due to failure to pay and other contract breaches

Subtitle: Pooph owes BioLargo $3.8 million

Westminster, CA – September 25, 2025 – BioLargo, Inc. (OTCQX:BLGO), a cleantech innovator that creates and commercializes sustainable technologies, today announced that it had revoked the technology license granted to Pooph Inc. (“Pooph”) and was terminating the license agreement, after Pooph failed to meet its contractual obligations, including payments owed to BioLargo totaling approximately $3.8 million. BioLargo’s formal notice advised that Pooph is no longer allowed to market or sell products that incorporate, use, or are based on, in whole or in part, BioLargo’s patents and proprietary information, including but not limited to know-how, disclosed to Pooph, and that absent reinstatement of the grant of license, Pooph must immediately stop marketing and selling any such products in its possession, custody or control (or sold through market portals or platforms such as Amazon).

Pooph’s emergence as a nationally recognized consumer brand was made possible by BioLargo’s products, technical and commercial know-how, extensive market experience, and the collaborative business relationship between the parties. Powered by BioLargo’s proprietary technology, Pooph products reached more than $50 million in annual sales and earned tens of thousands of positive customer reviews.

Looking Forward

BioLargo remains fully committed to advancing its broad portfolio of technologies, products, and services. Our commercial efforts continue to focus on delivering transformative solutions in infection control and wound care, breakthrough technologies for managing “forever chemicals,” and innovative battery systems. We remain steadfast in protecting our intellectual property and expanding the reach of our proven odor-control technology into new markets—providing consumers with safe, effective, and environmentally friendly products.

“Our science has been validated in the marketplace at scale,” said Dennis P. Calvert, CEO of BioLargo. “While we regret the outcome of this relationship, we remain confident in the strength of our technology and the significant opportunities ahead. Our duty is to our shareholders, our partners, and the integrity of our work—and we will continue to build on this proven success.”

BioLargo filed a Form 8-K with the U.S. Securities and Exchange Commission on September 25, 2025 (https://www.biolargo.com/sec-filings).

About BioLargo, Inc.

BioLargo, Inc. (OTCQX:BLGO) is a cleantech and life sciences innovator and engineering services solution provider. Our core products address PFAS contamination, achieve advanced water and wastewater treatment, control odor and VOCs, improve air quality, enable energy-efficiency and safe on-site energy storage, and control infections and infectious disease. Our approach is to invent or acquire novel technologies, develop them into product offerings, and extend their commercial reach through licensing and channel partnerships to maximize their impact. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.